UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2014

YELP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35444	20-1854266
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

140 New Montgomery Street, 9th Floor
San Francisco, CA 94105
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 908-3801

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

     On July 31, 2014, Yelp Inc. (the “Company”) entered into a Lease (the “Lease”) to lease space for its offices in New York, New York from 11 Madison Avenue LLC (the “Landlord”). Pursuant to the Lease, the Company will lease premises containing 152,232 square feet of space at 11 Madison Avenue beginning on or about August 11, 2014 (the “Commencement Date”). No rent will be due under the Lease until nine months following the Commencement Date, on or about May 11, 2015 (the “Rent Commencement Date”). The term of the Lease will run from the Commencement Date through the day prior to the tenth anniversary of the Rent Commencement Date, on or about May 10, 2025. The Company will have the option to extend the Lease term for an additional five years.

     Under the Lease, the Company is obligated to pay annual base rent in the amounts listed below:

Lease Year
(beginning on or about May 11, 2015)	Annual Base Rent
1	$12,939,720.00
2	$12,939,720.00
3	$12,939,720.00
4	$12,939,720.00
5	$14,462,040.00
6	$14,462,040.00
7	$14,462,040.00
8	$14,462,040.00
9	$14,462,040.00
10	$14,462,040.00

     In connection with its entry into the Lease, the Company is obligated to deliver a letter of credit to the Landlord in the amount of $8,626,480; on or about May 11, 2020, the Company will be required to increase the letter of credit to $9,641,360.

     The foregoing description of the Lease is qualified in its entirety by reference to the full text of the Lease, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Lease, dated July 31, 2014, by and between the Yelp Inc. and 11 Madison Avenue LLC.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 6, 2014	YELP INC.

	By:	/s/ Laurence Wilson
Laurence Wilson
Senior Vice President & General Counsel

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Lease, dated July 31, 2014, by and between the Yelp Inc. and 11 Madison Avenue LLC.